Exhibit 32.1

SECTION 906 CERTIFICATION

The undersigned hereby certifies, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Allegiance Telecom, Inc. (the “Company”), that, to his knowledge, the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2003, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROYCE J. HOLLAND
Name: Royce J. Holland
Dated: November 19, 2003	By:	Title: Chairman and Chief Executive Officer